UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 par value	SR	New York Stock Exchange LLC
6.375% Junior Subordinated Notes due 2086	SRJN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 16, 2026, the Tennessee Public Utility Commission (“TPUC”) issued a decision in Docket No. 25-00074, the Joint Application of Piedmont Natural Gas Company, Inc. (“Piedmont”) and Spire Tennessee Inc. (“Spire Tennessee”) for Approval of a Transfer of Authority to Provide Utility Services Pursuant to Tenn. Code Ann. § 65-4-113 and Related Authorizations. The TPUC approved the transfer of utility services from Piedmont to Spire Tennessee.

The approval is a condition to Spire Inc.’s (“Company”) completion of the acquisition of Piedmont’s Tennessee natural gas local distribution company business, previously announced on July 29, 2025 (“Transaction”). The closing condition related to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (“HSR”), as amended, has been satisfied and following receipt of the approval of TPUC, the parties have received approval from the requisite regulatory authorities necessary to close the Transaction. The completion of the Transaction is subject to certain other customary closing conditions. The Transaction is currently expected to close prior to the end of the first quarter of 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.

Date: March 16, 2026	By:	/s/ Adam Woodard
Adam Woodard Executive Vice President and Chief Financial Officer